Exhibit 10.1

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), effective as of October 1, 2013 (the “Effective Date”), and executed this 29th day of October, by and between Klaus Moeller ("Employee”) and Genius Brands International, Inc., a Nevada corporation (“Employer or “Company”), located at 3111 Camino del Rio North, Suite 400, San Diego, California 92108.

WITNESSETH:

WHEREAS, Employer would like to engage the services of Employee for Employee’s skills as an executive of Employer and to perform related services as requested by Employer on a full-time basis, and Employee would like to be so engaged;

WHEREAS, Employer and Employee have agreed on terms for such services and compensation; and

WHEREAS, Employer and Employee wish to enter into a formal written agreement to document such relationship in order to set forth (a) Employee’s services and compensation, (b) the terms of Employee’s employment, including the "at-will" nature thereof, (c) Employer’s exclusive ownership of all proprietary information relating to Employer, (d) certain confidentiality matters, and (e) the manner in which proprietary information produced or acquired by Employee during such relationship shall be handled and made the sole property of Employer;

NOW, THEREFORE, in consideration of the foregoing and in exchange for the promises and other good consideration set forth below, Employee and Employer agree as follows:

1.            Services; Title. Employee shall operate as part of Employer’s executive management team, and provide such management and planning responsibilities and other services as Employer shall reasonably request to be performed (together, the "Services") on a full-time, non-exclusive, basis. Employee's title, subject to change by Company at any time, shall be “Chief Executive Officer”.

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2.            Compensation, Benefits and Reviews. Subject to all the other terms of this Agreement, in connection with Employee's performance of the Services, Employer shall:

(a)              pay Employee's salary by check in equal installments in accordance with Employer's regular salary payment schedule, which shall be paid at the rate (before deductions for advances and deductions made at Employee's request, if any, and for deductions required by federal, state and local law) of (i) $20,800 per annum until such time that the Company generates cash flow from operations of at least $300,000 on an annual basis (“CFP’) and then (ii) $100,000 per year through Termination Date.

(b)              Upon satisfaction of CFP as defined in 2(a)(i), pay Employee additional compensation of $75,000 per annum, payable in no less than equal quarterly installments of $18,750 no later than the 15th day of the last month of each calendar quarter during the Term, payment to be made in cash and/or shares of common stock of the Company or any combination thereof at the sole discretion of the board of directors of the Company subject to the provisions in this paragraph. If common stock is issued, the number of shares shall be determined by dividing the balance of the amount in this Paragraph 2(b) not paid in cash the average trading price for the previous ten trading days. Payments in cash shall be made less any deductions required by federal, state and local law. For avoidance of doubt, the compensation under this paragraph is not a bonus under the meaning of Paragraph 2(c).

(c)              at the sole option of the Board of Directors of Company, pay Employee a year-end performance bonus in the form of cash, options to purchase shares, or shares of the Company’s Common Stock.

(d)             immediately vest all previously granted options to purchase common stock of the Company under the 2008 Stock Option Plan with the same exercise price and expiration date as stated on the original Option Grant Notice.

(e)              grant Employee the option to participate in all of the benefit plans offered by Employer to its Employees generally, and to any other Executive Officers of Employer, including but not limited to, insurance plans, 401(k) and other savings plans, Section 125 (cafeteria) and similar pre-tax expense plans, etc., in existence or established during the term.

(f)               grant Employee payment of either a cellular “smart” telephone plan including data plan plus a data plan for one mobile tablet device through the Employer’s account or a reimbursement of 100% of the Employee’s monthly billing for same, purchase office equipment and furniture including without limitation a desk, filing cabinet, a computer laptop or similar devices, a mobile phone, a tablet and multi-use printer for Employee’s home office which shall become the sole property of Employee upon execution of Agreement, and such other benefits as Employer shall determine to provide to any of its most senior executive officers from time to time.

(g)              reimburse Employee for all reasonable travel, meals, lodging, communications, entertainment and other business expenses incurred by Employee in connection with Employee’s performance under this Agreement subject to the Company’s Expense Reimbursement policy.

(h)             grant Employee five (5) weeks' vacation with pay for each twelve-month period, taken at times agreed with Employer, plus holidays observed by Company. Unused vacation time shall accrue in accordance with Company policy, as may be amended from time to time, but in no event shall accrued vacation exceed ten (10) weeks.

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(i)                the Company (i) shall indemnify and hold harmless Executive and his heirs and representatives as, and to the extent, provided in the Company’s bylaws and (ii) shall cover Executive under the Company’s directors’ and officers’ liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

3.            Term and Termination. The term of this Agreement is two (2) years after the effective date ending on October 31, 2015 (the “Expiration Date”), unless earlier terminated by the Board of Directors of Employer at its sole discretion. The term of this Agreement may be terminated “at will” by Employer at any time and for any reason or for no reason. In the event Employee shall be terminated by Employer without “Cause” (as defined below) Employer shall provide Employee with the compensation required by clauses (a)(ii), (b) and (c) of Paragraph 2 of this Agreement as of the termination date for an twelve (12) month period (the “Severance Period”) following the date of such termination plus all accrued but unpaid salary and vacation time to the date of termination, with the salary portion of all such compensation payable at termination (less deductions required by law). For the avoidance of doubt, any severance compensation and accrued vacation payment will be at the salary amount of $100,000 as if the Company had met the cash flow from operations requirement. IT IS EXPRESSLY UNDERSTOOD AND AGREED that Employee need not mitigate damages during the Severance Period, but also that payment of the Severance Period is expressly conditioned on a)Employee signing a release of all claims subject to the provisions of this Agreement, and b) Employee not soliciting, directly or indirectly, any Company employees to work elsewhere, or disparaging Company during the Severance Period, and if Employee does so, any and all obligation by Company to make Severance payments shall cease and become void. Further, upon termination of Employee without Cause, any stock options scheduled to be granted or not yet vested shall immediately be granted and vested. Further, any bonus which would have been earned on the date of termination or within ninety (90) days after termination (earned for the purpose of this paragraph is either the end of the calendar year or payable date, whichever provides Employee with greater benefit) would be deemed earned and payable upon the same payment schedule as provided in paragraph 2(b). Upon termination of Employee's employment with Employer for Cause, Employer shall be under no further obligation to Employee for salary or other compensation except to pay all accrued but unpaid salary and accrued vacation time to the date of termination thereof and to continue Employee’s benefits under paragraph 2 for a period of thirty (30) days. For purposes of this Agreement, “Cause” shall mean during the Term (i) conviction of a felony where imprisonment is imposed, or (ii) Employee’s entering into any arrangement with or providing of any services to any company, business or person that produces or markets children’s or infant’s entertainment other than Employer and its controlled or controlling affiliates and successors, (iii) any act of fraud, embezzlement, or breach of fiduciary duty or duty of good faith to Employer, (iv) gross dereliction of duties, but only after written notice and a thirty (30) day chance to cure, unless such a cure period would be fruitless, (v) death or complete disability in excess of one hundred eighty (180) days causing an inability to perform duties, in accordance with law. Termination by Employee for Good Reason creates the same rights to Employee as if Employer terminated Employee without Cause. Termination by Employee for Good Reason is defined as a breach of this contract by Company, a substantial reduction in duties, responsibilities or authority, or being made to change location of work by more than thirty (30) miles. “Cause” shall not be triggered by a Change of Control. The Parties shall work together in good faith to alter the date of any payment to avoid any penalties under Section 409A of the Internal Revenue Code.

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4.            Confidentiality of Terms; Termination Certificate. Employee covenants and agrees that, other than acknowledging the existence of an Employee relationship between Employer and Employee and as otherwise required by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee's legal counsel. Upon the termination of Employee's engagement under this Agreement for any reason whatsoever, Employee agrees to sign, date and deliver to Employer a "Termination Certificate" in the form of Annex A and to deliver and take all other action necessary to transfer promptly to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any invention, trade secret or confidential information of Employer or to Employee's engagement, and Employee will not take with Employee any description containing or pertaining to any confidential information, knowledge or data of Employer that Employee may produce or obtain during the course of Employee's engagement under this Agreement. This Paragraph 4 shall survive indefinitely any termination of this Agreement or Employee's engagement, and shall be read in addition to, and shall not reduce the restrictions of this Agreement on Employee or limit Employer's rights in any way with respect to, any other Confidentiality or Trade Secrets agreement between Employee and Employer.

5.            Nondisclosure. Employee agrees to keep confidential and not to disclose or make any use of (except for the benefit of Employer), at any time, either during or after Employee’s engagement under this Agreement, any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business or future business of Employer or any of its clients, customers, Employees, licensees or affiliates, which Employee may produce, obtain or otherwise acquire or become aware of during the course of Employee’s engagement under this Agreement. Employee further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered or used by any third party without specific direction or consent of a duly authorized officer of Employer. This Paragraph 5 shall survive indefinitely any termination of this Agreement or Employee's engagement and shall be read in addition to, and shall not reduce the restrictions of this Agreement on Employee or limit Employer's rights in any way with respect to, any other Confidentiality or Trade Secrets agreement between Employee and Employer.

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6.            Work for Hire; Ownership of Intellectual Property. Employee understands and agrees that all of Employee’s work and the results thereof in connection with the Employer and the Services, whether made solely by Employee or jointly with others, during the period of Employee's association with Employer, that relate in any manner to the actual or anticipated business, work, activities, research or development of Employer or its affiliates, or that result from or are suggested by any task assigned to Employee or any activity performed by Employee on behalf of Employer, shall be the sole property of the Employer, and, to the extent necessary to ensure that all such property shall belong solely to the Employer, Employee by Employee’s execution of this Agreement transfers to the Employer any and all right and interest Employee may possess in such intellectual property and other assets created in connection with Employee’s employment by Employer and that may be acquired by Employee during the term of this Agreement from any source that relate, directly or indirectly, to Employer's business and future business, in each case without restriction of any kind. Employee also agrees to take any and all actions requested by Employer to preserve Employer's rights with respect to any of the foregoing. This Paragraph 6 shall survive indefinitely any termination of this Agreement or Employee's engagement and shall be read in addition to, and shall not reduce the restrictions of this Agreement on Employee or limit Employer's rights in any way with respect to, any other agreement between Employee and Employer.

7.            Exception to assignment. I understand that the provisions of Paragraph 6 requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 . I will advise the Company promptly in writing of any inventions that I believe meet the criteria in Labor Code Section 2870, which provides:

(a)            Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1)            Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2)            Result from any work performed by the employee for the employer.

(b)            To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

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8.            No Partnership; Not Assignable by Employee. This Agreement is between Employee, as such, and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture. Employer’s rights, benefits, duties and obligations under this Agreement shall inure to its successors and assigns. Employee's rights, obligations and duties under this Agreement are personal to Employee and may not be assigned.

9.            Trade Secrets of Others: Employee represents that Employee’s performance of all the terms of this Agreement and as the Employer’s Employee does not and will not breach any agreement to keep in confidence any proprietary information, knowledge or data acquired by Employee in confidence or in trust before Employee’s engagement under this Agreement, and Employee will not disclose to Employer or induce Employer to use any confidential or proprietary information or material belonging to any other person or entity. Employee agrees not to enter into any agreement, either written or oral, in conflict with this Paragraph 8.

10.            Employee's Representations and Warranties. Employee represents, warrants, covenants, understands and agrees that: (i) Employee is free to enter into this Agreement; (ii) Employee is not obligated or a party to any engagement, commitment or agreement with any person or entity that will, does or could conflict with or interfere with Employee's full and faithful performance of this Agreement, nor does Employee have any commitment, engagement or agreement of any kind requiring Employee to render services or preventing or restricting Employee from rendering services or respecting the disposition of any rights or assets that Employee has or may hereafter acquire or create in connection with the Services and the results thereof; (iii) other than as required by law, Employee shall not at any time divulge, directly or indirectly, any of the terms of this Agreement to any person or entity other than Employee’s legal counsel; (iv) Employee shall not use any material or content of any kind in connection with Employer's products, software or website that is copyrighted or owned or licensed by a party other than Employer or that would or could infringe the rights of any other party; (v) Employee shall not use in the course of Employee’s performance under this Agreement, and shall not disclose to Employer, any confidential information belonging, in part or in whole, to any third party; (vi) EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS “AT WILL” EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT FULLY AND IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS; and (vii) no statement, representation, promise, or inducement has been made to Employee, in connection with the terms or execution of this Agreement, except as expressly set forth in this Agreement.

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11.            Governing Law; Arbitration. This Agreement shall be subject to and construed in accordance with the laws of the State of California applicable to agreements entered into and to be performed fully therein and without giving effect to conflicts of laws principles thereof. In the event of any dispute in connection with the Services or this Agreement that cannot be resolved privately between the parties, resolution of such dispute shall be through binding arbitration before a single arbitrator conducted in the County of San Diego, California under the simple employment rules of the Judicial Arbitration and Mediation Service (JAMS) then in effect that are not contrary to California law. Nothing contained in this paragraph 10 shall limit either party’s right to seek temporary restraining orders or injunctive or other equitable relief in court in connection with this Agreement. EMPLOYEE UNDERSTANDS THAT BY AGREEING TO ARBITRATION IN THE EVENT OF A DISPUTE BETWEEN EMPLOYER AND EMPLOYEE, EMPLOYEE IS EXPRESSLY WAIVING EMPLOYEE'S RIGHT TO REQUEST A TRIAL BY JURY IN A COURT OF LAW. The prevailing party in any arbitration shall be entitled to reasonable attorney’s fees and costs, but only if the party initiating arbitration first sought in good faith to mediate the dispute with the other party.

12.            Entire Agreement; Modification; Waiver; Construction Generally. This Agreement constitutes the entire agreement between Employer and Employee relating to its subject matter, and, other than as expressly set forth in the last sentence of each of Paragraphs 5 and 6 solely for the benefit of Employer, supersedes all previous agreements, if any, whether oral, written or unwritten. Other than the agreements expressly contemplated by this Agreement, there is no separate agreement, contract or understanding, express or implied, of any kind or with respect to any subject matter between Employer and Employee, and none shall be deemed to exist under any circumstances. No provision of this Agreement shall be construed strictly against any party, including, without limitation, the drafter. Neither this Agreement nor any provision may be amended, waived or modified in any way other than by a writing executed by the party against whom such amendment, waiver or modification would be enforced. No failure to exercise, and no delay in exercising and no course of dealing with respect to any right shall operate as a waiver. Nor shall a waiver by any party of a breach of any provision be deemed a waiver of any subsequent breach. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies. The headings or titles of the several paragraphs of this Agreement are inserted solely for convenience and are not a part of, nor shall they be used or referred to in the construction of, any provision of this Agreement. Words in the singular number shall include the plural, and vice versa. Whenever examples are used in this Agreement with the words “including,” “for example,” “any,” “e.g.,” “such as,” “etc.” or any derivation thereof, such examples are intended to be illustrative and not in limitation. All references to the masculine, feminine or neuter genders shall mean and include all genders.

IN WITNESS WHEREOF, each of the undersigned has set forth Employee’s, Employer’s or its signature as of the date first set forth above.

EMPLOYER:

Genius Brands International, Inc., a Nevada corporation

By:	/s/ Jeanene Morgan
Jeanene Morgan, Chief Financial Officer

EMPLOYEE:	/s/ Klaus Moeller
Klaus Moeller

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Annex A

TERMINATION CERTIFICATE

This is to certify that undersigned does not have in the undersigned’s possession, nor has undersigned failed to return, any customer information, records, files, programs, documents, data, specifications, drawings, blueprints, reproductions, sketches, notes, reports, proposals, or copies of them, or other documents or materials, equipment, or other property or asset belonging to Genius Brands International, Inc. (“Employer”), its successors and assigns.

Undersigned further certify that undersigned has fully complied with and will continue to comply with all the terms of the Employment Agreement dated as of October 1, 2013 between Employer and the undersigned (the “Agreement").

Undersigned further agree that, in compliance with the Agreement, undersigned will preserve as confidential all any trade secrets, confidential information, knowledge, data or other information of Employer relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matters pertaining to any business of Employer or any of its clients, customers, Employees, licensees or affiliates, that Employee produced, obtained or otherwise acquired or became aware of during the course of Employee’s engagement under the Agreement.

EMPLOYEE:

_____________________________

Klaus Moeller

Date: _________________________

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